UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 10, 2015

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of Director Kim Rucker.

On June 10, 2015, the Board elected Kim K.W. Rucker to the Board of Directors. Ms. Rucker’s term will expire at the 2016 annual meeting of the stockholders of Lennox International Inc. (the “Company”).

Ms. Rucker was also named to the Board Governance and the Audit Committees.

As compensation for her service on the Board, Ms. Rucker will receive an annual retainer of $95,000, at least $20,000 of which must be taken in the form of common stock of the Company, in accordance with the Company’s Board of Director compensation program. In addition, subject to continued service as a director, Ms. Rucker will be eligible to receive a restricted stock unit (“RSU”) grant each year, with a targeted delivered value of $105,000. The RSUs under this program are scheduled to vest, subject to continued service as a director of the Company, three years following the grant date, and the other terms and conditions of the RSUs will be generally consistent with the Form of Restricted Stock Unit Award Agreement for Non-Employee Directors, filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K filed on February 15, 2013 and incorporated herein by reference. Her compensation is consistent with the Company’s current Board compensation program applicable to the Company’s other outside directors.

The Board of Directors has affirmatively determined that Ms. Rucker is independent and has no material direct or indirect interest in a related party transaction which requires disclosure.

Ms. Rucker and the Company have entered into an indemnification agreement (the “Indemnification Agreement”) which will provide indemnification protection for Ms. Rucker in connection with her service as a director of the Company. The agreement is substantially similar to the form filed as Exhibit 10.15 to the Company’s Registration Statement on Form S-1 (Registration No. 333-75725) filed on April 6, 1999 and incorporated herein by reference.

The Company issued a press release announcing Ms. Rucker’s election on June 10, 2015, which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release announcing election of Kim Rucker to the Company’s Board of Directors (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

By:	/s/ James Markey

Name:	James Markey

Title:	Assistant Secretary

Date:	June 10, 2015

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